REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Trustees and the Shareholders of Sun Capital Advisers Trust:
In planning and performing our audits of the financial statements of Sun Capital Advisers Trust the Trust including the Sun Capital All Cap
 Fund, Sun Capital Investment Grade Bond Fund, Sun Capital Money
Market Fund, Sun Capital Real Estate Fund, SC Davis Venture Value
 Fund, SC Oppenheimer Main Street Small Cap Fund, SC Blue Chip
 Mid Cap Fund, and SC FI Large Cap Growth Fund as of and for the year ended December 31, 2007, in accordance with the standards of the Public Company Accounting Oversight Board United States, we considered the
Trusts internal control over financial reporting, including controls over safe guarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trusts internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility,estimates and judgments by management are required to assess the expected benefits and related costs of controls.
 A trusts internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A funds internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the funds; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the trust are being made only in accordance with authorizations of management of the trust and trustees of the trust; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a trusts assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.
 Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the trusts annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Trusts internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight
 Board United State. However, we noted no deficiencies in the Trusts internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be a material weakness, as defined above, as of December 31, 2007.

This report is intended solely for the information and use of management, the Trustees of Sun Capital Advisers Trust and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone
 other than these specified parties.



February 26, 2008